UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report  -  June 9, 2008
(Date of earliest event reported)

MACE SECURITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22810	03-0311630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
401 East Las Olas Boulevard, Suite 1570, Fort Lauderdale, Florida 33301
(Address of principal executive offices) (Zip Code)

(954) 449-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

As reported in a Current Report on Form 8-K dated May 20, 2008, the Board of Directors of the Company terminated Mr. Paolino as the Chief Executive Officer of the Company on May 20, 2008.  On June 9, 2008, the Company received a Demand for Arbitration from Mr. Paolino (“Arbitration Demand”).  The Arbitration Demand has been filed with the American Arbitration Association in Philadelphia, Pennsylvania.  The primary allegations of the Arbitration Demand are set forth below.

a.  Mr. Paolino alleges that he was terminated by the Company wrongfully and is owed a severance payment of $3,918,120 due to the termination.

b.  Mr. Paolino is claiming that the Company owes him $322,606, because the Company did not issue him a sufficient number of stock options in August, 2007, under provisions of the Employment Contract between Mr. Paolino and the Company dated August 21, 2006.

c.  Mr. Paolino is claiming damages against the Company in excess of $6,000,000, allegedly caused by the Company having defamed Mr. Paolino’s professional reputation and character in the Current Report on Form 8-K dated May 20, 2008 and in the press release the Company issued on May 21, 2008, relating to Mr. Paolino’s termination.

d.  Mr. Paolino is also seeking punitive damages, attorney’s fees and costs in an unspecified amount.

         The Company disagrees with the allegations made in the Arbitration Demand and intends to defend itself against all of the claims made by Mr. Paolino.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	June 13, 2008	Mace Security International, Inc.
(Registrant)

		By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer and Treasurer